EXHIBIT 99.1

Report From The President

DATE:	February 27, 2025

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 9.25% DIVIDEND FOR THE FOURTH QUARTER OF 2024

I am pleased to announce that, on February 27, 2025, our Board of Directors approved a dividend for the fourth quarter of 2024 of 9.25% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on February 28, 2025.

Throughout 2024, the Federal Home Loan Bank of New York continued to execute on our foundational liquidity mission, consistently meeting the funding needs of our members to support your ability to serve your customers and strengthen communities across our District.

The operating, competitive, regulatory, legislative and rate environments, as well as strategic initiatives, can impact the FHLBNY’s overall performance, as well as our dividend levels. It is the intent of the FHLBNY to provide a reasonable return on our members’ investment in our cooperative.

We will publish our 2024 audited financial results in our Form 10-K filing with the Securities and Exchange Commission, which is expected to be filed on or about March 21, 2025.

Sincerely,

Randolph C. Snook

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM